The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










June 11, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by
the American
Depositary Receipts
each representing Forty
(40) Ordinary Shares of
Angang New Steel
Company Limited
(Form F6 File No.
333100840)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Angang Steel Company Limited of forty (40) ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Angang New Steel Company Limited.

The Prospectus has been revised to reflect the new name from Angang New Steel
Company Limited to S Angang Steel
Company Limited.

 EFFECTIVE November 7, 2006, THE
COMPANYS NAME HAS CHANGED
FROM ANGANG NEW STEEL COMPANY
LIMITED TO ANGANG STEEL
COMPANY LIMITED

Please contact me with any questions or
comments at 212 8152476


Joanne Wang
Assistant Treasurer
The Bank of New York  ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)